Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form F-3 No. 333-11458) pertaining to AEGON USA Producer Stock Option and Award Plan,

2)	Registration Statement (Form F-3 No. 333-105463) pertaining to AEGON USA Producers’ Stock Purchase Plan,

3)	Registration Statement (Form F-3 No. 333-106497),

4)	Registration Statement (Form S-8 No. 33-89814) pertaining to AEGON USA, Inc. Profit Sharing Plan,

5)	Registration Statement (Form S-8 No. 333-07040) pertaining to 1997 Stock Ownership Plan for Providian Employees,

6)	Registration Statement (Form S-8 No. 333-113733) pertaining to AEGON USA Investment Management, Inc. 2001 Long Term Incentive Plan,

7)	Registration Statement (Form S-8 No. 333-123986) pertaining to AEGON USA Investment Management, LLC 2002 Long-Term Incentive Plan,

8)	Registration Statement (Form S-8 No. 333-129661) pertaining to AEGON USA, Inc. 2002 Long-Term Incentive Compensation Plan,

9)	Registration Statement (Form S-8 No. 333-129662) pertaining to AEGON USA Companies Management Stock Option Plan – 2005,

10)	Registration Statement (Form S-8 No. 333-132837) pertaining to AEGON USA, Investment Management, LLC 2003 Long-Term Incentive Plan,

11)	Registration Statement (Form S-8 No. 333-132839) pertaining to AEGON USA Companies Employee Stock Option Plan – 2005,

12)	Registration Statement (Form S-8 No. 333-132841) pertaining to AEGON USA Companies Employee Stock Option Plan – 2006,

13)	Registration Statement (Form S-8 No. 333-138210) pertaining to AEGON USA Companies Management Stock Option Plan – 2006,

14)	Registration Statement (Form S-8 No. 333-144174) pertaining to AEGON USA Companies Employee Stock Option Plan – 2007, and

15)	Registration Statement (Form S-8 No. 333-144175) pertaining to AEGON USA Companies Management Stock Option Plan – 2007

of our reports dated March 25, 2008 with respect to the consolidated financial statements and schedules of AEGON N.V. and the effectiveness of internal control over financial reporting of AEGON N.V. included in this Annual Report (Form 20-F) for the year ended December 31, 2007.

/s/ Ernst & Young Accountants
The Hague, The Netherlands

March 25, 2008

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